LOGO

This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twenty-fourth day of September, 1997.


                       Great Hall Investment Funds, Inc.
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Witness:  Julie K. Getchell                   By:  J. Scott Spiker
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          Julie K. Getchell                        J. Scott Spiker
          Chief Administrative Officer             Chief Executive Officer